UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, the Board of Directors (the “Board” ) of Semler Scientific, Inc. (the “Company”) determined to terminate the Company’s engagement of Mr. James Walker as Chief Financial Officer and principal accounting officer of the Company through its consulting agreement with The Brenner Group and reappoint Daniel E. Conger, age 39, the Company’s Vice President of Finance, as the Company’s principal accounting officer effective as of such date. Mr. Walker may provide consulting services on an as-needed basis to the Company.

Mr. Conger has served as the Vice President of Finance of the Company since October 2010. From September 2008 until joining the Company, Mr. Conger worked at Bacchus Vascular and its acquirer Covidien, Inc., a medical device, supplies and pharmaceuticals company, where he was the Plant Controller for the San Jose plant. At Covidien, Mr. Conger was responsible for creation of a $130 million annual budget, leading a team of six people. He had sole responsibility for preparation of monthly and quarterly financial statements, and presented quarterly results to executive management of the global business unit. Mr. Conger has been working in the medical device, start-up and biotechnology industries since 2006, and has experience designing internal control systems, implementing such systems, and running finance in a business centered manner. He received his B.S. in Business Administration from Humboldt State University in May 2001 and an MBA- Accounting Option from California State University East Bay in June 2010.

Mr. Conger’s employment is governed by the terms of his October 18, 2010 at-will employment agreement. Under the terms of the agreement, Mr. Conger can be terminated at any time and his job titles, salaries and benefits may be modified from time to time as the Company deems necessary. Effective January 1, 2016, Mr. Conger’s base salary was $157,500 with target incentive of 20% of base salary.

Also on February 18, 2016, the Board of the Company, upon the recommendation of its Compensation Committee, approved the following compensation arrangement for Douglas Murphy-Chutorian, M.D., Director, President and Chief Executive Officer, effective January 1, 2016.

Base Salary	$367,500
Target Incentive	50% of Base Salary
Equity	125,000 stock options

Any target incentive will be at the discretion of the Compensation Committee and will be based on achievement of performance goals by Dr. Murphy-Chutorian. On February 18, 2016, the Compensation Committee, as ratified by the Board, granted Dr. Murphy-Chutorian options to acquire 125,000 shares of common stock pursuant to the Semler Scientific, Inc. 2014 Stock Incentive Plan, which options have a 10-year term. One-quarter of the options will vest in full upon the one-year anniversary of the grant date, and the remainder of which vest monthly thereafter such that they are vested in full on the four-year anniversary of the grant date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement between Semler Scientific, Inc. and Daniel E. Conger, dated October 18, 2010 (incorporated by reference to Exhibit 10.5 of our Form S-1 Registration Statement, as amended (File No. 333-192362), filed with the Securities and Exchange Commission on November 15, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian Title: Chief Executive Officer

Date: February 22, 2016